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                                                                    Exhibit 21.1


                         Big Lake Financial Corporation


                                  Form 10-KSB


                    For Fiscal Year Ended December 31, 1997





                           Subsidiaries of Registrant

                  Big Lake National Bank, incorporated under the laws of the United States

                  Clewiston National Bank, incorporated under the laws of the United States